EXHIBIT 23.1

CONSENT OF COUNSEL TO USE OF OPINION



                             John A. Furutani, Esq.
                       15165 Ventura Boulevard, Suite 400
                         Sherman Oaks, California 91403


August 6, 2003


Board of Directors
Elephant Talk Communications, Inc.
438 E. Katella Avenue, Suite, 217
Orange, California 92867

Re:  Form S-8

Gentlemen:

I hereby consent to the filing of my opinion dated August 6, 2003 herewith as an Exhibit to the Form S-8 Registration Statement to be filed by Elephant Talk Communications, Inc.

I further consent to the reference to me and my opinion under the caption "Legal Opinion and Experts" in the Prospectus.

Very truly yours,

John A. Furutani
Special Counsel